Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS APPOINTS CHRIS SORRELLS TO THE BOARD OF DIRECTORS

Sykesville, MD – March 7, 2012 - GSE Systems, Inc. (“GSE” or “the Company”) (NYSE Amex: GVP), a global energy services solutions provider, today announced that Chris Sorrells has been appointed to the Company’s Board of Directors.  Mr. Sorrells will serve as a member of GSE’s Compensation Committee.   GSE’s Board now consists of eight members, six of whom, including Mr. Sorrells, are independent.

Mr. Sorrells, 43, brings more than 17 years of experience working with a variety of energy and environmental service companies, including those involved in utility, oilfield services, power electronics, recycling, industrial technology, and renewable energy.  He is a Managing Director at NGP Energy Technology Partners ("NGP ETP"), which he joined at its formation in September 2005.  NGP ETP is a leading private equity firm focused on companies that provide products and services to the oil and gas, power, and environmental service sectors and is an affiliate of NGP Energy Capital Management, which together with its affiliates have managed over $9.5 billion in committed capital since 1988.  NGP ETP beneficially owns approximately 1.7 million shares of GSE common stock.

Prior to joining NGP ETP, Mr. Sorrells worked at private equity firm Clarity Partners and at Banc of America Securities.  In 1999, he founded and headed Bank of America's Energy Technology Investment Banking Group, where he was involved in a broad range of energy and energy-related transactions.   Prior to that, Mr. Sorrells was an investment banker at Salomon Smith Barney, where he focused on energy and power companies.

Mr. Sorrells is a board member of Lehigh Technologies, Living Earth, groSolar, and Renewable Energy Group, and a board observer at Community Energy.  He holds a BA from Washington and Lee University, a Master of Accounting degree from the University of Southern California, and an MBA from the College of William and Mary.

Jim Eberle, Chief Executive Officer of GSE, commented, “We are honored that Chris accepted our invitation to join the Board of Directors.  NGP ETP is a highly regarded energy investor and we look forward to benefiting from the experiences and insights of Chris and NGP ETP, particularly as we continue to advance our strategy of evolving into a global energy services solutions provider.”

ABOUT GSE SYSTEMS, INC.

GSE Systems, Inc. provides a wide range of simulation and training solutions to the global energy (nuclear and non-nuclear) industry, and is the world leader in nuclear simulation. The Company has over four decades of experience, more than 1,000 installations, and hundreds of customers in over 50 countries spanning the globe. Our software, hardware and integrated training solutions leverage proven technologies to deliver real-world business advantages to the energy, process, manufacturing and government sectors worldwide. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Tarrytown, New York; Madison, New Jersey; Cary, North Carolina; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; and Beijing, China. Information about GSE Systems is available via the Internet at http://www.gses.com.

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Jim Eberle	Devin Sullivan, SVP
Chief Executive Officer	(212) 836-9608
GSE Systems Inc.	dsullivan@equityny.com
(410) 970-7950
Thomas Mei, AE
(212) 836-9614
tmei@equityny.com

### #### ###